EXHIBIT 25(c)

                         TO FORM 10-K

                         ANNUAL REPORT

                              OF

                   VULCAN MATERIALS COMPANY

          FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993

           UNDER THE SECURITIES EXCHANGE ACT OF 1934



        FINANCIAL STATEMENTS REQUIRED BY FORM 11-K WITH

       RESPECT TO THE VULCAN MATERIALS COMPANY CHEMICALS

        DIVISION HOURLY EMPLOYEES SAVINGS PLAN FOR THE

   FISCAL YEAR ENDED DECEMBER 31, 1993, AND THE INDEPENDENT

      CERTIFIED ACCOUNTANTS' CONSENT WITH RESPECT THERETO



         FILED AS AN AMENDMENT TO THE VULCAN MATERIALS

          COMPANY ANNUAL REPORT ON FORM 10-K FOR THE

             FISCAL YEAR ENDED DECEMBER 31, 1993,

                  AS PERMITTED BY RULE 15d-21

           UNDER THE SECURITIES EXCHANGE ACT OF 1934



                   VULCAN MATERIALS COMPANY



VULCAN MATERIALS COMPANY
CHEMICALS DIVISION HOURLY
EMPLOYEES SAVINGS PLAN



FINANCIAL STATEMENTS FOR THE YEARS

ENDED DECEMBER 31, 1993 AND 1992, AND

INDEPENDENT AUDITORS' REPORT.




                   VULCAN MATERIALS COMPANY
       CHEMICALS DIVISION HOURLY EMPLOYEES SAVINGS PLAN


Table of Contents


                                                               Page

Independent Auditors' Report

Financial Statements of the Vulcan Materials Company
   Chemicals Division Hourly Employees Savings Plan:

     Statements of Net Assets Available for Benefits as of December 31, 1993 and 1992

     Statements of Changes in Net Assets Available for Benefits for the Years Ended
        December 31, 1993 and 1992

     Notes to Financial Statements

     Independent Auditors' Consent


VULCAN MATERIALS COMPANY
CHEMICALS DIVISION
HOURLY EMPLOYEES SAVINGS PLAN


Financial Statements for the Years
Ended December 31, 1993 and 1992
and Independent Auditors' Report


INDEPENDENT AUDITORS' REPORT

To the Administrative Committee of Vulcan Materials Company
  Chemicals Division Hourly Employees Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the Vulcan Materials Company Chemicals Division Hourly Employees Savings Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1993 and 1992, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information by fund is presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and is not a required part of the basic financial statements. This supplemental information is the responsibility of the Plan's management. Such supplemental information by fund has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche
Birmingham, Alabama
June 15, 1994


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 33-24051 of Vulcan Materials Company on Form S-8 of our reports dated February 4, 1994 and June 15, 1994, appearing in the Annual Report on Form 10-K of Vulcan Materials Company for the year ended December 31, 1993 and in the Annual Report on Form 11-K of the Vulcan Materials Company Chemicals Division Hourly Employees Savings Plan for the year ended December 31, 1993, respectively. We also consent to the reference to us under the heading "Experts" in the Registration Statement.


/s/ Deloitte & Touche
Birmingham, Alabama
June 24, 1994

VULCAN MATERIALS COMPANY
CHEMICALS DIVISION HOURLY EMPLOYEES SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1993 AND 1992

                                                                1993                                             1992

                                                 Supplemental Information by Fund                 Supplemental Information by Fund
                                                                             Vulcan                                          Vulcan
                                                                 Large    Materials                                Large  Materials
                                                  Guaranteed   Companies    Company                Guaranteed    Companies  Company
                                                  Investment     Common      Common               Investment      Common     Common
                                         Total     Contracts     Stock        Stock        Total   Contracts       Stock      Stock

ASSETS:
INVESTMENTS [Cost of $15,602,729
  (1993) and $14,069,626 (1992)]
  (Notes 1, 3 & 5):
    Collective short-term
      investments                      $15,595      $15,438         $8        $149       $15,748      $15,590         $6       $152
    Guaranteed investment
      contracts                     13,119,928   13,119,928                           12,027,962   12,027,962
    Commingled funds holding
      principally common stock         542,420                 542,420                   314,738                 314,738
    Fund holding principally
      Vulcan Materials Company
      common stock                   2,269,969                           2,269,969     2,058,828                          2,058,828

     Total investments              15,947,912   13,135,366    542,428   2,270,118    14,417,276   12,043,552    314,744  2,058,980

RECEIVABLE FROM
  VULCAN MATERIALS
  COMPANY:
    Employer contributions              49,191       49,191                               44,176       44,176
    Employee contributions             138,284       88,834     10,736      38,714       139,138       89,142      8,746     41,250

        Total receivable               187,475      138,025     10,736      38,714       183,314      133,318      8,746     41,250

TOTAL ASSETS                        16,135,387   13,273,391    553,164   2,308,832    14,600,590   12,176,870    323,490  2,100,230

TRANSFERS IN PROCESS                                (28,700)    18,711       9,989

NET ASSETS AVAILABLE
  FOR BENEFITS                     $16,135,387  $13,244,691   $571,875  $2,318,821   $14,600,590  $12,176,870   $323,490 $2,100,230

See notes to financial statements.

VULCAN MATERIALS COMPANY
CHEMICALS DIVISION HOURLY EMPLOYEES SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992

                                                                1993                                             1992

                                                  Supplemental Information by Fund                 Supplemental Information by Fund
                                                                             Vulcan                                          Vulcan
                                                                 Large    Materials                               Large   Materials
                                                  Guaranteed   Companies    Company                Guaranteed    Companies  Company
                                                  Investment     Common      Common                Investment      Common    Common
                                         Total     Contracts     Stock        Stock        Total    Contracts      Stock      Stock
ADDITIONS TO NET ASSETS ATTRIBUTED TO:

INVESTMENT INCOME (LOSS):
  Interest                            $817,064     $815,964       $140        $960      $944,332     $942,944       $260     $1,128
  Dividends                             57,930                              57,930        35,318                             35,318
  Net investment gains (losses):
    Realized                             8,803                   1,366       7,437         2,448                   2,448
    Unrealized (Note 4)                 (2,467)                 68,041     (70,508)      407,564                  34,797    372,767
        Net investment income          881,330      815,964     69,547      (4,181)    1,389,662      942,944     37,505    409,213

CONTRIBUTIONS (Note 2):
  Participants                       1,329,129      843,136     95,016     390,977     1,347,090      922,786    100,080    324,224
  Vulcan Materials Company             435,262      435,262                              422,717      422,717
        Total contributions          1,764,391    1,278,398     95,016     390,977     1,769,807    1,345,503    100,080    324,224

REDISTRIBUTION OF
  PARTICIPANTS' INVESTMENT
  OPTIONS UNDER THE PLAN                            (67,173)   101,349     (34,176)                  (720,703)    81,217    639,486

TOTAL ADDITIONS                      2,645,721    2,027,189    265,912     352,620    3,159,469     1,567,744    218,802  1,372,923

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:

WITHDRAWALS BY
  PARTICIPANTS (Note 2)             (1,110,924)    (959,368)   (17,527)   (134,029)     (804,088)    (750,365)    (4,032)   (49,691)

NET INCREASE                         1,534,797    1,067,821    248,385     218,591     2,355,381      817,379    214,770  1,323,232

NET ASSETS AVAILABLE
  FOR BENEFITS:
  BEGINNING OF YEAR                 14,600,590   12,176,870    323,490   2,100,230    12,245,209   11,359,491    108,720    776,998

  END OF YEAR                      $16,135,387  $13,244,691   $571,875  $2,318,821   $14,600,590  $12,176,870   $323,490 $2,100,230

See notes to financial statements.



VULCAN MATERIALS COMPANY
CHEMICALS DIVISION HOURLY EMPLOYEES SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General - The financial statements of the Vulcan Materials Company Chemicals Division Hourly Employees Savings Plan ("Plan") have been prepared on the accrual basis of accounting. All assets of the Plan are held by The Northern Trust Company, Chicago, Illinois ("Trustee"). Vulcan Materials Company ("Company") pays the administrative costs of the Plan, including the trustee's fees and charges.

Valuation of Investments - Investments other than guaranteed investment contracts are reported at market value. Investments in securities traded on national and over-the-counter exchanges are valued at the closing bid price of the security as of the last day of the year. Guaranteed investment contracts are reported at their contract value, which is cost increased by interest earned. The average cost of securities sold or distributed is used to determine net investment gains (losses) realized. Security transactions are recorded on the trade date. Distributions of common stock, if any, to participants are recorded at the market value of such stock at the end of the month prior to distribution.

Benefits Payable - In 1993, the Plan changed its method of accounting for benefits payable to comply with the 1993 AICPA Audit and Accounting Guide, "Audits of Employee Benefit Plans." The new guidance requires that benefits payable to persons who have withdrawn from participation in a defined contribution plan be disclosed in the footnotes to the financial statements rather than be recorded as a liability of the Plan. Such amounts as of December 31, 1992 have been reclassified to net assets available for benefits. As of December 31, 1993 and 1992, benefits of $55,517 and $30,809, respectively, were due to participants who had elected to receive a distribution from the Plan.

2.     DESCRIPTION OF THE PLAN

General - The Plan was established effective January 1, 1972 and was most recently restated as of May 1, 1991. The purpose of the Plan is to provide for accumulation of savings for qualifying hourly paid employees of the Chemicals Division of Vulcan Materials Company ("Employer") who are represented by collective bargaining units which have specifically adopted the Plan.

Participation and Vesting - Chemicals Division Hourly employees, with one year of service covered by a collective bargaining unit which has adopted the Plan, are eligible for participation. Participants are fully vested at all times.

The number of participants in the Plan at December 31, 1993 and 1992 was as follows:
                                                              1993    1992

Total participants                                             551     555

Participants included in the above total who have
  transferred to a bargaining unit not covered by the
  Plan, or are no longer employed by the Company,
  but who have vested benefits under the Plan                   29      41


Funding - The Plan is funded through participants' and Company contributions. Participants contribute to the Plan through weekly payroll deductions at a rate dependent upon the participant's years of service. A participant may make weekly matched contributions, in multiples of $1 with a minimum weekly matched contribution of $1 and a maximum weekly matched contribution as stated in the plan document for the participants' collective bargaining unit.
Company contributions equal a percentage of participants' contributions, such percentage being defined in the plan document for the collective bargaining unit covering the participant. In addition to the matched contributions, participants may make weekly unmatched contributions in multiples of $1 with a minimum of $1 and a maximum as stated in the applicable plan document for the participants' collective bargaining agreement.

Allocation and Determination of Accounts - Separate accounts are maintained for each participant for matched, unmatched, deductible supplemental, Company contributions and accumulated earnings on each. Additionally, subaccounts are maintained for matched and unmatched accounts for the portion of each account that is attributable to pre-tax contributions and the portion attributable to after-tax contributions. Monthly net earnings are allocated to each participant's account in the ratio of the participant's account balance to total participants' account balances.

Distributions and Withdrawals - A participant's total account is distributed upon retirement, disability, death or termination of employment unless the account value is greater than $3,500, in which case the participant may defer until age 70-1/2. Prior to a termination of employment, participants may make partial withdrawals or may withdraw their total account, except that if a participant has not maintained a participant contribution account for the 60 months immediately preceding the voluntary withdrawal, no Company contributions which have been on deposit less than 24 months will be distributed until 24 months after the earlier of the employee's withdrawal date or the employee's termination of employment. In addition, any in-service distribution from a participant's pre-tax contributions must meet the requirements of a "hardship withdrawal," as set forth in the Plan document.

Investments - Participants' contributions are invested in three separate investment funds (see Note 5) of the Plan in proportions elected by the participant. The Company's matching contributions are invested in the fund which invests primarily in guaranteed investment contracts.

Plan Termination - In the event it becomes necessary to terminate the Plan, participants will receive a distribution of the amounts held for their accounts.

3.     INVESTMENTS

The Plan's investment assets consist of an interest in one of the investment accounts of the Vulcan Materials Company Master Trust ("Master Trust") administered by Northern Trust Company. Use of the Master Trust permits the commingling of investment assets of a number of employee benefit plans of the Participating Companies. Although the assets are commingled, the Company maintains supporting records for the purpose of allocating the investment assets and the related net earnings to the various participating employee benefit plans.

The investment accounts of the Master Trust at December 31, 1993 and 1992 are summarized as follows:

                                                    1993              1992

Pension Investment Account                     $270,465,591      $248,841,858
Thrift Plan Investment Account                  153,862,152       152,945,331
Chemicals Savings Account                        16,135,387        14,600,590
Construction Savings Account                      8,160,414         6,869,461

       Net assets                              $448,623,544      $423,257,240


The net assets of the Master Trust at December 31, 1993 and 1992 are summarized as follows:

                                                    1993              1992

Commingled fund holding principally
  short-term fixed income investments,
  and loans to participants                     $18,678,781       $18,906,750
Guaranteed investment contracts                  19,803,668        17,783,818
Fund holding principally real estate
  investments                                    12,044,398        15,171,552
Fund holding principally intermediate-
  term fixed income investments                  57,877,310        41,202,434
Commingled funds holding principally
  common stock                                  157,489,866       172,504,398
Commingled funds holding principally
  international equity instruments               73,558,068        47,716,502
Fund holding principally Vulcan Materials
  Company common stock                          109,171,453       109,971,786

           Net assets                          $448,623,544      $423,257,240


The total investment income by type of the Master Trust at December 31, 1993 and 1992 are summarized as follows:

                                                    1993              1992

Interest, net                                    $1,897,072        $2,112,527
Dividends                                         2,898,022         2,732,726
Other                                                69,745            60,668
Net investment gains:
  Realized                                       24,636,203         9,181,194
  Unrealized                                      5,391,112        35,673,442

                                                $34,892,154       $49,760,557


Investments held by the Plan at December 31, 1993 and 1992 respectively, are as follows:

                                                      1993              1992
Collective short-term investments
  (cost and market)                                 $15,595           $15,748


Guaranteed investment contracts (at contract value):

      Insurance        Contract   Guaranteed
       Company           Year       Rate*      Maturity Dates           1993           1992
Metropolitan Life        1990       9.33%      May 1, 1993                         $4,137,672

Metropolitan Life        1991       6.09%**    May 1, annually     $13,119,928      7,890,290

Total                                                              $13,119,928    $12,027,962

*      Rates are net of insurance company charges.
**     Interest rate was 8.22% from January 1 - April 30, 1992, 7.43% from
       May 1, 1992 - April 30, 1993, and 6.09% from May 1 - December 31, 1993.

Upon maturity, the Company renegotiates new terms on these contracts.

Commingled funds:
                                            1993                      1992
                                      Cost         Market        Cost        Market
Commingled funds holding
  principally common stock -
  1,909.70 shares (1993) and
  1,310.15 shares (1992)            $430,363     $542,420     $270,722     $314,738

Fund holding principally Vulcan
  Materials Company common
  stock - 48,426 shares (1993)
  and 42,670 shares (1992)        $2,036,843   $2,269,969   $1,755,194   $2,058,828


4.     CHANGES IN UNREALIZED APPRECIATION (DEPRECIATION) OF INVESTMENTS

Investments held by the Plan at December 31, 1993 and 1992 and changes in unrealized appreciation (depreciation) of investments for the years then ended are summarized below:

                                                   Market or                    Current Year      Prior Years
                                                    Contract     Cumulative     Appreciation      Appreciation
                                       Cost          Value      Appreciation   (Depreciation)    (Depreciation)
    December 31, 1993:
      Collective short-term
        investments                     $15,595        $15,595
      Guaranteed investment
        contracts                    13,119,928     13,119,928
      Commingled funds
        holding principally
        common stock                    430,363        542,420     $112,057          $68,041           $44,016
      Fund holding principally
        Vulcan Materials
        Company common
        stock                         2,036,843      2,269,969      233,126          (70,508)          303,634

    Total                           $15,602,729    $15,947,912     $345,183          ($2,467)         $347,650


                                                   Market or                    Current Year      Prior Years
                                                    Contract     Cumulative     Appreciation      Appreciation
                                       Cost          Value      Appreciation   (Depreciation)    (Depreciation)

    December 31, 1992:
      Collective short-term
        investments                     $15,748        $15,748
      Guaranteed investment
        contracts                    12,027,962     12,027,962
      Commingled funds
        holding principally
        common stock                    270,722        314,738      $44,016          $34,797            $9,219
      Fund holding principally
        Vulcan Materials
        Company common
        stock                         1,755,194      2,058,828      303,634          372,767           (69,133)

    Total                           $14,069,626    $14,417,276     $347,650         $407,564          ($59,914)


5.     INVESTMENT PROGRAM

The number of participants electing each investment option is shown below:

                                           As of December 31,
                                             1993     1992

    (a)  A fund invested in guaranteed
          investment contracts                245      253

    (b)  Commingled funds invested
          primarily in common stocks
          of large companies                    6        6

    (c)  Common stock of Vulcan
          Materials Company                    31       28

    (d)  Any combination of (a),
          (b) or (c)                          269      268




Investment managers have been appointed whose duty is to advise the trustee as to particular investments to be made. As of December 31, 1993, the investment managers were as follows:

   (1)  Large companies           Trinity Investment Management Corporation
        common stock fund         Ten Tremont Street
                                  Boston, Massachusetts 02108

   (2)  Guaranteed investment     The Northern Trust Company
        contracts and Vulcan      50 South LaSalle Street
        Materials Company         Chicago, Illinois 60675
        stock fund


6.     TAX STATUS

The Plan obtained its latest determination letter on June 14, 1993, which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The
Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.




